                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            D & K Healthcare, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                October 4, 2000

DEAR FELLOW STOCKHOLDERS:

   Our Annual Meeting of Stockholders will be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Thursday, November 9, 2000. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

   We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided to ensure that your shares will be voted. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                          Sincerely,

                                          J. HORD ARMSTRONG, III
                                          Chairman of the Board, Chief
                                           Executive
                                           Officer and Treasurer


                        8000 Maryland Avenue, Suite 920
                              St. Louis, MO 63105
                              Tel: (314) 727-3485
                              Fax: (314) 727-5759

                        D & K HEALTHCARE RESOURCES, INC.
                        8000 Maryland Avenue, Suite 920
                           St. Louis, Missouri 63105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 9, 2000

Dear Stockholder:

   The Annual Meeting of Stockholders of D & K Healthcare Resources, Inc. (the "Company") will be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105, on Thursday, November 9, 2000, at 10:00 A.M., local time, for the following purposes:

  1. To elect three Class II directors to hold office for a term of three years.

  2. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

   These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only stockholders of record of the Company at the close of business on September 15, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By order of the Board of Directors,

                                          LEONARD R. BENJAMIN
                                          Vice President, General Counsel and
                                          Secretary

October 4, 2000

                        D & K HEALTHCARE RESOURCES, INC.
                        8000 Maryland Avenue, Suite 920
                           St. Louis, Missouri 63105

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 9, 2000

                               ----------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished to the stockholders of D & K HEALTHCARE RESOURCES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Thursday, November 9, 2000, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders. The mailing address of the Company is 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105, and its telephone number is (314) 727-3485.

   This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of the Company on or about October 4, 2000.

   The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

   The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. In addition, the Company has retained D.F. King & Co. to assist in the solicitation of proxies on its behalf for a fee of $1,000 plus reasonable out-of-pocket expenses.

   Only stockholders of record at the close of business on September 15, 2000 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 4,219,631 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issued and outstanding.

   Each outstanding share of the Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be deemed valid. A quorum shall be attained if holders of a majority of the shares of Common Stock issued and outstanding are present at the Annual Meeting in person or by proxy. After a quorum has been established, the vote of the holders of a majority of the shares of Common Stock present in person or by proxy shall be required for the election of directors and any other matter which is submitted to a vote of stockholders at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

   Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum, and as voted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against other matters submitted to the stockholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum or as voted for purposes of determining the approval of the stockholders on a particular proposal.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The following persons were known to management of the Company to be the beneficial owners of five percent or more of the Company's outstanding Common Stock as of September 15, 2000:

                                                  Number of Shares  Percent of Outstanding
Name and Address of Beneficial Owner             Beneficially Owned    Common Stock(1)
------------------------------------             ------------------ ----------------------
Harvey C. Jewett, IV                                 555,556                 13.2%
 P.O. Box 4850
 Aberdeen, South Dakota 57402

Gateway Venture Partners II, L.P.                    376,693(2)               8.9%
 8000 Maryland Avenue
 Suite 1190
 St. Louis, Missouri 63105

Massachusetts Mutual Life                            245,989(3)               5.8%
 Insurance Company
 1295 State Street
 Springfield, Massachusetts 01111

MassMutual Corporate Investors                       245,989(3)               5.8%
 1295 State Street
 Springfield, Massachusetts 01111

J. Hord Armstrong, III                               300,930(4)               7.1%
 8000 Maryland Avenue
 Suite 920
 St. Louis, Missouri 63105

Richard F. Ford                                      384,693(5)               9.1%
 8000 Maryland Avenue
 Suite 1190
 St. Louis, Missouri 63105

--------
(1) The percentage calculations are based upon 4,219,631 shares of the Company's Common Stock that were issued and outstanding as of September 15, 2000.
(2) Shares are owned of record by Gateway Venture Partners II, L.P. Richard F. Ford, a director of the Company, serves as a general partner of Gateway Associates L.P., the General Partner of Gateway Venture Partners II, L.P., and may be deemed to beneficially own such shares. See "Security Ownership By Management."
(3) Does not include an indeterminate number of shares of Common Stock into which shares of Pharmaceutical Buyers, Inc. held by MassMutual Corporate Investors ("MMCI") are exchangeable on and after November 30, 1998. MMCI is a closed-end investment company for which Massachusetts Mutual Life Insurance Company ("MMLIC") serves as an investment advisor. MMCI and MMLIC each hold sole voting power over their respective shares. MMCI and MMLIC are subject to an exempt order under Section 17(d) of the Investment Company Act of 1940 pursuant to which they must dispose of their shares of Common Stock in proportion to their respective holdings unless the Joint Transaction Committee of the Board of Trustees of MMCI approves a disproportionate disposition of shares of Common Stock.
(4) Includes 33,333 shares issuable pursuant to stock options that are exercisable currently or within 60 days; does not include 10,000 shares that are owned by Mr. Armstrong's wife, as to which shares Mr. Armstrong has no voting or investment power and as to which Mr. Armstrong disclaims beneficial ownership. See "Security Ownership By Management."

(5) Includes 376,693 shares owned of record by Gateway Venture Partners II, L.P. Mr. Ford, a director of the Company, serves as a general partner of Gateway Associates L.P., the General Partner of Gateway Venture Partners II, L.P., and may be deemed to beneficially own such shares. Also includes 8,000 shares owned by Mr. Ford over which Mr. Ford has sole voting and investment power. Does not include 1,000 shares that are owned by Mr. Ford's wife, as to which Mr. Ford has no voting or investment power and as to which Mr. Ford disclaims beneficial ownership. See "Security Ownership By Management."

                         ITEM 1. ELECTION OF DIRECTORS

   At the Annual Meeting, three individuals will be elected to serve as Class II directors of the Company for a term of three years. Except as otherwise directed by the stockholder on the Proxy Card, the persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Robert E. Korenblat, Bryan H. Lawrence, and James M. Usdan as Class II directors. Messrs. Korenblat, Lawrence and Usdan are each currently a director of the Company. If for any reason Messrs. Korenblat, Lawrence, or Usdan becomes unavailable for election, which is not now anticipated, the persons named on the accompanying Proxy Card will vote for such substitute nominee as designated by the Board of Directors. The Board of Directors recommends a vote "FOR" the election of Robert E. Korenblat, Bryan H. Lawrence, and James M. Usdan as Class II directors.

   The name, age, principal occupation or position and other directorships with respect to Messrs. Korenblat, Lawrence and Usdan and the directors whose terms of office will continue after the Annual Meeting are set forth below.

                   CLASS I--TO CONTINUE IN OFFICE UNTIL 2002

   Harvey C. Jewett, IV, age 51, has served as the Chairman of Jewett Drug Co. since August 1988. Jewett Drug Co. was acquired by the Company in June 1999. He has also served as the President and Chief Operating Officer of the Rivett Group, L.L.C. since October 1988. He also serves as a director of the University of South Dakota Foundation and the College of Saint Benedict.

   Louis B. Susman, age 62, has served as director of the Company since November 1998. Mr. Susman previously served as an advisory director of the Company between June 1998 and November 1998. Mr. Susman currently is Managing Director and Vice Chairman of Investment Banking of Salomon Smith Barney. Mr. Susman has been employed by Salomon Smith Barney in various executive capacities since 1989 and also serves as a director of U.S. Can Corporation.

   Martin D. Wilson, age 39, has served as President and Chief Operating Officer of the Company since January 1996, as Secretary from August 1993 to April 1999 and as director since 1997. Mr. Wilson previously served as Executive Vice President, Finance and Administration of the Company from May 1995 to January 1996, as Vice President, Finance and Administration of the Company from April 1991 to May 1995 and as Controller of the Company from March 1988 to April 1991. Prior to joining the Company, Mr. Wilson, a certified public accountant, was associated with KPMG Peat Marwick, a public accounting firm.

              CLASS II--TO BE ELECTED FOR A TERM EXPIRING IN 2003

   Robert E. Korenblat, age 60, has served as a director of the Company since 1997 and is the President and Chief Executive Officer of Pharmaceutical Buyers, Inc., a Colorado-based group purchasing organization in which the Company holds a 50% ownership interest ("PBI"). Mr. Korenblat additionally served as Vice President of PBI from 1989 to 1991. Mr. Korenblat was elected a director of the Company in connection with the Company's investment in PBI.

   Bryan H. Lawrence, age 58, has served as a director of the Company since its founding in December 1987. Since September, 1997, Mr. Lawrence has been a member of Yorktown

Partners LLC, an investment fund. Prior thereto, he was a Managing Director of Dillon, Read & Co., Inc., an investment banking firm, for more than the preceding five years. Mr. Lawrence also serves as a director of Vintage Petroleum, Inc., TransMontaigne Oil Company, Hallador Petroleum Company and Carbon Energy Corporation.

   James M. Usdan, age 50, has served as a director of the Company since 1997. Since 1998, Mr. Usdan has been President and Chief Executive Officer of NextCARE Hospitals, Inc., a long term acute care hospital management company. Prior thereto, he was the President and Chief Executive Officer of RehabCare Group, Inc., a provider of rehabilitation, outpatient and therapist staffing services for more than the preceding five years. Mr. Usdan is also a director of Metro One Telecommunications and Prime Medical Services, Inc.

                  CLASS III--TO CONTINUE IN OFFICE UNTIL 2001

   J. Hord Armstrong, III, age 59, has served as Chairman of the Board, Chief Executive Officer and Treasurer and as a director of the Company since December 1987. Prior to joining the Company, Mr. Armstrong served as Vice President and Chief Financial Officer of Arch Mineral Corporation, a coal mining and sales corporation, from 1981 to 1987 and as its Treasurer from 1978 to 1981.
Mr. Armstrong serves as a Trustee of the St. Louis College of Pharmacy.

   Richard F. Ford, age 64, has served as a director of the Company since its founding in December 1987. Mr. Ford has been engaged in venture capital investing as a general partner of affiliates of Gateway Venture Partners II, L.P. ("Gateway") in St. Louis, Missouri, since 1984. Mr. Ford also serves as a director of Stifel Financial Corporation, CompuCom Systems, Inc. and TALX Corporation. Pursuant to the stock purchase agreement under which Gateway made its investment in the Company, the Company agreed to use its best efforts to cause the election to, and maintain the membership on, the Company's Board of Directors of a representative of Gateway. Mr. Ford currently represents Gateway on the Board of Directors of the Company.

   Thomas F. Patton, Ph.D., age 51, has served as a director of the Company since 1997. Dr. Patton is President of the St. Louis College of Pharmacy and has served in that capacity since June 1994. From April 1993 until January 1994 and from January 1994 until May 1994, Dr. Patton served as Executive Director of Pharmaceutical Research and Development and as Vice President of Pharmaceutical Research and Development, respectively, at Dupont-Merck Pharmaceutical Co., a manufacturer of pharmaceutical products. From March 1990 through March 1993, Dr. Patton served as Director and Senior Director of Pharmaceutical Research and Development at Merck and Co., Inc., a manufacturer of pharmaceutical products.

                       BOARD OF DIRECTORS AND COMMITTEES

   During fiscal 2000, the Board of Directors of the Company met four times and each of the directors attended all of the meetings of the Board of Directors and committees of which such director was a member during fiscal 2000.

   The Board of Directors has a standing Audit Committee and Stock Option and Compensation Committee. The members of the Audit Committee are Messrs. Ford, Susman and Usdan. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsiblity to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Audit Committee met twice in fiscal 2000.

   The Stock Option and Compensation Committee is comprised of Messrs. Ford, Lawrence and Susman. The primary purpose of the Stock Option and Compensation Committee is to review and determine the salaries, bonuses and other compensation payable to corporate officers and to administer the Company's Amended and Restated 1992 Long Term Incentive Plan. The Stock Option and Compensation Committee met twice during fiscal 2000.

                                DIRECTORS' FEES

   Non-employee directors currently receive annual retainers of $10,000 for serving as directors and fees of $1,000 for each meeting of the Board attended ($500 if attended telephonically). In addition, the Board has granted options to one non-employee director of 10,000 shares of Common Stock, exercisable at the rate of 20% per year over the five years following the date of the grant. None of such options are currently vested. Such options would be exercisable at the rate of 20% per year over the five years following the date of the grant.

   Harvey C. Jewett, IV, who is a Class I director, is party to a Consulting Agreement with the Company. Mr. Jewett is also the managing member of and holds an equity interest in Jewett Family Investments, L.L.C., which is party to two lease agreements with Jewett Drug Co., a subsidiary of the Company, for the lease of properties located in Aberdeen and Sioux Falls, South Dakota. See "Certain Transactions."

                        SECURITY OWNERSHIP BY MANAGEMENT

   The following table indicates as of September 15, 2000, to the knowledge of the Company, the beneficial ownership of the Company's Common Stock by each person who is a director or nominee for director and the persons named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                     Number of Shares
                                                       Beneficially
Name                                                   Owned(1)(2)    Percent(3)
----                                                 ---------------- ----------
J. Hord Armstrong, III(4)..........................       300,930         7.1%
Richard F. Ford(5).................................       384,693         9.2%
Harvey C. Jewett...................................       555,556        13.2%
Robert E. Korenblat(6).............................        22,000           *
Bryan H. Lawrence(7)...............................        30,318           *
Thomas F. Patton(8)................................           500           *
Louis B. Susman....................................         3,000           *
James M. Usdan(9)..................................         1,700           *
Martin D. Wilson(10)...............................        73,865         1.7%
Leonard R. Benjamin................................           -0-           *
James M. Cordes....................................         2,500           *
Thomas S. Hilton...................................         5,000           *
Brian G. Landry(11)................................        19,300           *
James D. Largent(12)...............................        32,000           *
Lewis E. Mead(13)..................................        17,000           *
All directors and executive officers as a group (15
 persons)..........................................     1,448,362        32.9%

--------
*Less than 1%.
 (1) Represents sole voting and investment power unless otherwise noted.
 (2) For purposes of this table, each director or executive officer is deemed to beneficially own shares of Common Stock issuable pursuant to options, warrants or other convertible securities that are exercisable by such director or executive officer currently or within 60 days.
 (3) The percentage calculations are based upon 4,219,631 shares of the Company's Common Stock that were issued and outstanding as of September 15, 2000 and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days.
 (4) Includes 33,333 shares issuable pursuant to stock options that are exercisable currently or within 60 days; does not include 10,000 shares that are owned by Mr. Armstrong's wife, as to which Mr. Armstrong disclaims beneficial ownership.
 (5) Includes 376,693 shares owned of record by Gateway Venture Partners II, L.P. Mr. Ford serves as a general partner of Gateway Associates L.P., the general partner of Gateway Venture Partners II, L.P., and may be deemed to beneficially own such shares. Does not include 1,000 shares that are owned by Mr. Ford's wife, as to which Mr. Ford disclaims beneficial ownership.
 (6) Includes 20,000 shares issuable to Mr. Korenblat upon his exchange of capital stock of PBI; does not include 2,000 shares held in a trust by Mr. Korenblat's wife, as to which Mr. Korenblat disclaims beneficial ownership.

 (7) Includes 2,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days. Does not include 4,000 shares owned by Mr. Lawrence's wife, as to which Mr. Lawrence disclaims beneficial ownership.
 (8) Does not include 500 shares owned by Dr. Patton's wife, as to which Dr. Patton disclaims beneficial ownership.
 (9) Does not include 1,000 shares that are owned by Mr. Usdan's wife, as to which Mr. Usdan disclaims beneficial ownership.
(10) Includes 70,865 shares issuable pursuant to stock options that are exercisable currently or within 60 days.
(11) Includes 17,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.
(12) Includes 22,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.
(13) Consists of 17,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

                  REPORT OF THE STOCK OPTION AND COMPENSATION
                   COMMITTEE REGARDING EXECUTIVE COMPENSATION

General

   The Company's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee") which is composed of Messrs. Ford, Lawrence and Susman.

   The Company's executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The Company's compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations.

   The Company's executive compensation strategy consists of salary and long-term incentive compensation. The following is a summary of the policies underlying each element.

Annual Compensation

   The annual compensation salary for individual executive officers of the Company is based upon the level and scope of the responsibility of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the Committee determines the salary to be paid to each executive officer.

   In addition to salary, each executive has the potential to receive an annual incentive award determined by the Committee at year end based on a review of both Company performance and performance of each individual executive. In August 2000 the Committee, after making such review, determined the bonuses for each executive officer.

Long Term Incentive Compensation

   The Committee believes that long-term incentive compensation is the most effective way of tying executive compensation to increases in stockholder value. The Company's long-term incentive programs authorize the grant of both cash- and stock-based awards, thereby providing a means through which executive officers will be given incentives to continue high quality performance with the Company over a long period of time while allowing such executive officers to build a meaningful investment in the Company's Common Stock.

   To provide long-term incentive compensation to executive officers and other key personnel, the Company maintains the Amended and Restated 1992 Long Term Incentive Plan (the "Plan"). The Committee has a policy of awarding stock options or other incentive awards from time to time based upon competitive practices, continuing progress or achievement of goals of the Company and individual performance. All stock options awards are made with option exercise prices equal to the fair market value of the underlying stock at the time of grant. Participants benefit only when and to the extent the stock price increases after the option grant. In November, 1999 the Committee initiated a long-term incentive program under which participants would be granted at the Committee's option, Company stock or cash, or a combination thereof, based upon the total return of Company stock relative to the total return of stocks in the Russell 2000 Index for the period beginning in November1999 and ending June 30, 2002. Rewards under that program are subject to the total return of Company stock being at least equal to the stocks in the 50th percentile in shareholder return on the Russell 2000 Index.

Compensation of Chief Executive Officer

   Mr. Armstrong's minimum salary and bonus for fiscal 2000 were determined by the Committee in the same manner as is used by the Committee for executive officers generally. The Committee believes that Mr. Armstrong's compensation is competitive within the industry and, when combined with Mr. Armstrong's significant ownership of the Company's Common Stock, provides incentives for performance which are aligned with the financial interests of the stockholders of the Company.

Code Section 162(m)

   The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to the Company's executive officers for deductibility. The Committee intends to make every effort to ensure that all compensation awarded to the Company's executives is fully deductible for income tax purposes. The Committee may in the future deem it advisable to take certain action to preserve the deductibility of executive compensation under Section 162 (m).

                  THE STOCK OPTION AND COMPENSATION COMMITTEE

        Richard F. Ford        Bryan H. Lawrence     Louis B. Susman

                       COMPENSATION OF EXECUTIVE OFFICERS

   The following table sets forth the compensation for each of the last three fiscal years of the executive officers of the Company whose annual salaries and other reportable compensation exceeded $100,000 for fiscal 2000.

                           Summary Compensation Table

                                                                  Long Term
                                     Annual Compensation         Compensation
                               --------------------------------  ------------
                                                                  Securities
   Name and Principal                             Other Annual    Underlying     All Other
        Position          Year  Salary   Bonus   Compensation(1)   Options    Compensation(2)
   ------------------     ---- -------- -------- --------------  ------------ ---------------
J. Hord Armstrong, III..  2000 $437,500 $112,500    $ 1,870         33,334(3)     $45,336
 Chairman of the Board,   1999  278,239  137,500      2,316         33,333(3)      58,246
 Chief Executive Officer  1998  240,000  125,000      1,859         33,333         89,373
 and Treasurer


Martin D. Wilson........  2000 $293,749 $ 60,000    $ 2,200         16,667(3)     $33,196
 President and Chief      1999  201,264   80,000      1,933         16,667(3)      38,848
 Operating Officer        1998  161,667   70,000      1,626         16,666         21,752

Leonard R. Benjamin(4)..  2000 $160,000 $ 24,000    $ 4,225            --         $18,295
 Vice President, General  1999   35,111   10,000        855         15,000(3)       5,029
 Counsel and Secretary    1998      --       --         --             --             --

Thomas S. Hilton(5).....  2000 $200,000 $ 35,000    $11,609            --         $23,581
 Senior Vice President    1999   77,917   49,500      4,198         15,000(3)      12,571
 and Chief Financial      1998      --       --         --             --             --
 Officer

Brian G. Landry.........  2000 $118,125 $ 50,000    $10,980            --         $15,557
 Vice President and       1999  100,000    4,154      1,978         24,000(3)      15,536
 Chief Information        1998   95,000   54,105      1,978         10,000         10,206
 Officer

-------
(1) Includes compensation in connection with automobile expenses for fiscal 2000 as follows: Mr. Armstrong--$1,870; Mr. Wilson--$2,200; Mr. Benjamin-- $4,225; Mr. Hilton--$6,482 and Mr. Landry--$1,597. Also includes compensation to Mr. Hilton for club memberships for fiscal 2000 of $5,127. Also includes compensation to Mr. Landry for moving expenses for fiscal 2000 of $9,383.
(2) Includes contributions made to a defined contribution executive retirement plan funded by split-dollar life insurance policies for fiscal 2000 as follows: Mr. Armstrong--$40,908; Mr. Wilson--$27,796; Mr. Benjamin-- $14,545; Mr. Hilton--$18,181; and Mr. Landry--$11,817. Also includes contributions made to the Company's 401(k) plan for fiscal 2000 as follows:
    Mr. Armstrong--$4,428; Mr. Wilson--$5,400; Mr. Benjamin--$3,750; Mr. Hilton--$5,400 and Mr. Landry--$3,740.
(3) These options were canceled in May 2000.
(4) Mr. Benjamin joined the Company in April, 1999.
(5) Mr. Hilton joined the Company in January, 1999.

   The following table sets forth information concerning stock option grants made in fiscal 2000 to the individuals named in the Summary Compensation Table. Options were granted at fair market value on the date of grant, vested immediately, became exercisable six months after the date of grant and generally expire ten years after the date of grant.

                                                                             Potential
                                                                            Realizable
                                                                          Value atAssumed
                                                                          Annual Rate of
                                                                            Stock Price
                                                                           Appreciation
                                                                            For Option
                              Individual Grants Value                       Term(1)(2)
                         -----------------------------------            -------------------
                         Number of    Percent of
                         Securities  Total Options
                         Underlying   Granted to   Exercise
                          Options    Employees in    Price   Expiration
          Name            Granted     Fiscal Year  Per Share    Date       5%       10%
          ----           ----------  ------------- --------- ---------- -------- ----------
J. Hord Armstrong, III..   33,334(2)     39.2%      $24.375   8/11/09   $510,987 $1,294,943
Martin D. Wilson........   16,667(2)     19.6%      $24.375   8/11/09   $255,493 $  647,471
Leonard R. Benjamin.....      --          --            --        --         --         --
Thomas S. Hilton........      --          --            --        --         --         --
Brian G. Landry.........      --          --            --        --         --         --

                          Option Grants in Fiscal 2000
--------
(1) Potential realizable value is calculated based on the term of the option at the time of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. Potential realizable value does not represent the Company's prediction of its stock price performance and does not take into account appreciation for the fair value of the Common Stock from the date of grant to date. There can be no assurance that the actual stock price appreciation over the term of the option will equal or exceed the assumed 5% and 10% levels.
(2) These options were canceled in May, 2000.

   The following table sets forth information concerning the number of exercisable and unexercisable stock options at June 30, 2000 as well as the value of such stock options having an exercise price lower than the last reported trading price on June 30, 2000 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                   Number of
                                                  Securities                 Value of
                                                  Underlying                Unexercised
                          Shares                  Unexercised              In-The-Money
                         Acquired                 Options at             Options at Fiscal
                            on     Value        Fiscal Year-End             Year-End(1)
          Name           Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
          ----           -------- -------- ------------------------- -------------------------
J. Hord Armstrong, III..   --       --            33,333/--                $127,082/--
Martin D. Wilson........   --       --            70,865/--                $433,267/--
Leonard R. Benjamin.....   --       --               -- /--                     -- /--
Thomas S. Hilton........   --       --               -- /--                     -- /--
Brian G. Landry.........   --       --            17,000/--                $ 41,563/--

--------
(1) Based on a price per share of $10.4375, the closing sale price of the Common Stock on June 30, 2000.

Employment Agreements with Named Executive Officers

   In August and September, 2000, the Company entered into separate employment agreements with J. Hord Armstrong, III, Martin D. Wilson and Thomas S. Hilton, each of which expires September 15, 2003, August 28, 2003 and August 31, 2003, respectively. The employment agreements are subject to successive one year renewal terms following expiration of the initial term unless notice of non-renewal is given by either party 90 days before the end of the then current term. Under the employment agreements, Mr. Armstrong serves as Chairman of the Board and Chief Executive Officer in exchange for annual base compensation of $475,000, Mr. Wilson serves as President and Chief Operating Officer of the Company in exchange for annual base compensation of $350,000 and Mr. Hilton serves as Senior Vice President and Chief Financial Officer of the Company in exchange for annual base compensation of $208,000, each subject to annual adjustment by the Board. In addition, each executive is entitled to receive a bonus based upon certain performance criteria established by the Board.

   In the event the Company chooses not to renew any such executive's employment or terminates the employment of any such executive for reasons other than for cause, the Company is obligated to continue to pay salary and benefits for at least the remainder of the term of the subject employment agreement, and not less than 24 months in the case of Mr. Armstrong, 18 months in the case of Mr. Wilson and 12 months in the case of Mr. Hilton. The Company is also obligated to pay a prorated annual bonus (computed at 100% of targeted performance).

   Each employment agreement also provides that if the executive's employment is terminated by the Company without cause or is not renewed by the Company in anticipation of or within two years following a "change in control" (as defined in the agreement), the Company will be required to pay the executive a lump-sum cash amount equal to (i) two times the sum of his then current salary and an annual bonus (computed at 100% of targeted performance) for the entire year, plus (ii) the executive's prorated annual bonus (computed at 100% of targeted performance) for the year in which termination occurs. The Company will also continue to provide benefits, or the cash equivalent, for 24 months after termination. The Company will also, with certain exceptions, reimburse the executive for any legal fees and disbursements incurred by him in connection with enforcing his rights under his employment agreement.

   In the event the Company chooses not to renew any such executive's employment or terminates the employment of any such executive for reasons other than for cause, whether or not in anticipation of a change in control, the executive would also be entitled to receive a prorated contribution under the Company's executive retirement benefit plan for the year in which termination occurs and outplacement assistance. In addition, all unvested options granted to the executive under the Company's Amended and Restated 1992 Long Term Incentive Plan (the "Plan") vest as of the termination date. The terminated executive has twelve months following the date of termination to exercise all options under the Plan.

   Each executive may terminate his employment agreement for "good reason" (as defined in the agreement), in which case the executive would be entitled to the benefits he would receive upon termination by the Company without "cause." Each executive has agreed to refrain from disclosing information confidential to the Company during the term of his employment and thereafter, and has agreed not to engage in activities competitive with the Company during the term of his employment and for two years thereafter in the case of Mr. Armstrong, for eighteen months thereafter in case of Mr. Wilson and for one year thereafter in the case of Mr. Hilton.

Long Term Incentive and Stock Option Plans

   Pursuant to the Company's Amended and Restated 1992 Long Term Incentive Plan (the "Incentive Plan"), the Stock Option and Compensation Committee (the "Committee") may grant to officers and key employees of the Company and its subsidiaries (i) options to purchase shares of the Common Stock ("Stock Options"), which may or may not qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code, as amended,
(ii) stock appreciation rights ("SARs"), (iii) restricted shares of the Company's Common Stock ("Restricted Stock"), and (iv) performance awards ("Performance Awards"). Pursuant to the Company's 1993 Stock Option Plan (the "Option Plan" and, collectively with the Incentive Plan, the "Plans"), the Committee or the full Board of Directors may grant to key employees of the Company who are not "reporting persons" subject to Section 16 of the Exchange Act and to certain other persons performing services for the Company Stock Options which do not qualify as ISOs. The Board of Directors has reserved 850,000 and 350,000 shares of Common Stock for issuance pursuant to the Incentive Plan and the Option Plan respectively, of which, as of September 15, 2000, an aggregate of 530,431 shares have been issued or are subject to currently outstanding Stock Options and 669,569 shares remain available for grant or issuance under the Plans.

   The Plans are administered by the Committee. The Committee has the authority to (i) select individuals to receive grants under the Plans, (ii) establish the terms of grants and (iii) interpret the Plans.

   Generally, Stock Options are granted to purchase shares of Common Stock at a purchase price established by the Committee or the Board of Directors at not less than the Fair Market Value (as defined in the Plans) of the Common Stock on the date of grant, and the term of such Stock Options shall not exceed ten years from date of grant. The Committee may grant SARs giving the holder thereof a right to receive, at the time of surrender, Common Stock equal in value to the difference between the Fair Market Value of the Common Stock at the date of surrender of the SARs and the "Base Price" established by the Committee at the time of grant, which may not be less than Fair Market Value of the Common Stock on the date of grant. SARs may be issued in conjunction with Stock Options. The Committee may also issue shares of Common Stock either as a stock bonus or at a purchase price of less than Fair Market Value, subject to any restrictions or conditions which may be specified by the Committee at the time of grant. The Committee may also issue Performance Awards consisting of shares of Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria during a specified performance period not to exceed five years.

   In November, 1999 the Committee initiated a long-term incentive program (the "LTIP") pursuant to the Company's Amended and Restated 1992 Long Term Incentive Plan under which participants would be granted Company Common Stock or cash or a combination thereof, at the Company's discretion, based upon the total return of the Company's Common Stock relative to the total return of stocks in the Russell 2000 Index for the period beginning in November 11,1999 and ending June 30, 2002 (the "Incentive Period"). At the commencement of the Incentive Period, the market closing price for the Common Stock was $16.50 per share. Rewards under that program are subject to the total return (consisting of stock price appreciation plus any dividends paid during the Incentive Period, or "Return") of the Company's Common Stock (the "Company Return") being at least equal to the 50th percentile in Return of stocks on the Russell 2000 Index during the Incentive Period (the "Russell Return"). If a participant in the LTIP is not employed by the Company or a subsidiary of the Company at the end of the Incentive Period, such participant will not be eligible to receive an award under the LTIP. In December, 1999, the Committee awarded to certain Company executives rights to participate in the LTIP as set forth in the following table:

             Long-Term Incentive Plans--Awards in Last Fiscal Year

                                           Performance  Estimated Future Payouts Under
                            Number of       Or Other     Non-Stock Price-Based Plans
                          Shares, Units   Period Until  --------------------------------------
                             Or Other      Maturation   Threshold      Target        Maximum
Name                     Rights (#)(1)(2)   Or Payout    ($ Or #)     ($ Or #)      ($ Or #)
----                     ---------------- ------------- ---------     ----------    ----------
J. Hord Armstrong....... 13,636/54,545(3) June 30, 2002           N/A          N/A           N/A
Martin D. Wilson........  7,727/30,909(4) June 30, 2002           N/A          N/A           N/A
Leonard R. Benjamin.....  2,909/11,636(5) June 30, 2002           N/A          N/A           N/A
Thomas S. Hilton........  4,545/18,182(6) June 30, 2002           N/A          N/A           N/A
Brian G. Landry.........   1,045/4,182(7) June 30, 2002           N/A          N/A           N/A

--------
(1) Quantities shown indicate shares of the Company's Common Stock. The Company may elect to grant all or a portion of any awards under the LTIP in cash rather than in shares of Common Stock, in which case the amount of cash awarded will be determined by multiplying (i) the difference between the number of shares of Common Stock that would be awarded if the award were made entirely in Common Stock and the number of shares of Common Stock actually awarded, times (ii) the closing price of the Common Stock on June 30, 2002 or the next preceding business day.
(2) Based on the Company Return being equal to stocks ranging from the 50th to the 80th percentile in the Russell Return where the first number represents the 50th percentile and the second number represents the 80th percentile. In the event the Company Return is less than the 50th percentile in the Russell Return, LTIP participants will not receive an award. Award levels will be prorated for Company Returns between the 50th and 80th percentile in the Russell Return.
(3) Mr. Armstrong's award will consist of 13,636 shares of Common Stock in the event the Company Return is equal to the 50th percentile in the Russell Return, 27, 273 shares of Common Stock in the event the Company Return is equal to the 60th percentile in the Russell Return, 40,909 shares of Common Stock in the event the Company Return is equal to the 70th percentile in Russell Return and 54,545 shares of Common Stock in the event the Company Return is equal to or greater than the 80th percentile in the Russell Return, subject in each case to the Company's option to substitute cash for Common Stock in accordance with the formula set forth in footnote 1 above.
(4) Mr. Wilson's award will consist of 7,727 shares of Common Stock in the event the Company Return is equal to the 50th percentile in the Russell Return, 15,455 shares of Common Stock in the event the Company Return is equal to the 60th percentile in the Russell Return, 23,182 shares of Common Stock in the event the Company Return is equal to the 70th percentile in the Russell Return and 30,909 shares of Common Stock in the event the Company Return is equal to or greater than the 80th percentile in the Russell Return, subject in each case to the Company's option to substitute cash for Common Stock in accordance with the formula set forth in footnote 1 above.

(5) Mr. Benjamin's award will consist of 2,909 shares of Common Stock in the event the Company Return is equal to the 50th percentile in the Russell Return, 5,818 shares of Common Stock in the event the Company Return is equal to the 60th percentile in the Russell Return, 8,727 shares of Common Stock in the event the Company Return is equal to the 70th percentile in the Russell Return and 11,636 shares of Common Stock in the event the Company Return is equal to or greater than the 80th percentile in the Russell Return, subject in each case to the Company's option to substitute cash for Common Stock in accordance with the formula set forth in footnote 1 above.
(6) Mr. Hilton's award will consist of 4,545 shares of Common Stock in the event the Company Return is equal to the 50th percentile in the Russell Return, 9,091 shares of Common Stock in the event the Company Return is equal to the 60th percentile in the Russell Return, 13,636 shares of Common Stock in the event the Company Return is equal to the 70th percentile in the Russell Return and 18,182 shares of Common Stock in the event the Company Return is equal to or greater than the 80th percentile in the Russell Return, subject in each case to the Company's option to substitute cash for Common Stock in accordance with the formula set forth in footnote 1 above.
(7) Mr. Landry's award will consist of 1,045 shares of Common Stock in the event the Company Return is equal to the 50th percentile in the Russell Return, 2,091 shares of Common Stock in the event the Company Return is equal to the 60th percentile in the Russell Return, 3,136 shares of Common Stock in the event the Company Return is equal to the 70th percentile in the Russell Return and 4,182 shares of Common Stock in the event the Company Return is equal to or greater than the 80th percentile in the Russell Return, subject in each case to the Company's option to substitute cash for Common Stock in accordance with the formula set forth in footnote 1 above.

Certain Transactions

   In November 1995, the Company acquired approximately 50% of the capital stock of PBI and Massachusetts Mutual Life Insurance Company and certain of its affiliates (collectively, "MassMutual") concurrently acquired 30% of the outstanding voting and nonvoting capital stock of PBI and purchased senior secured notes and senior secured convertible notes of PBI in principal amounts of $5.5 million and $1.3 million, respectively. MassMutual owns more than 5% of the outstanding Common Stock of the Company. Robert E. Korenblat, a director of the Company, is also a director, executive officer and shareholder of PBI. Pursuant to its ownership of PBI capital stock, The Company received cash dividends from PBI of $350,000 and $350,000 in fiscal 1999 and 2000, respectively.

   In connection with the Company's investment in PBI, the Company entered into an agreement pursuant to which (i) Robert Korenblat is entitled to exchange the capital stock of PBI owned by him into shares of Common Stock, at an exchange ratio of 6,666.67 shares of Common Stock (an aggregate of 20,000 shares of Common Stock) for each share of PBI capital stock, and (ii) MassMutual is entitled to exchange shares of capital stock of PBI owned by it for shares of Common Stock at an exchange ratio based upon the then fair value of the Common Stock and the capital stock of PBI. In addition, Messr. Korenblat and MassMutual may require the Company to register under the Securities Act shares of Common Stock issuable to them (and MassMutual may require the Company to register 530,978 shares of Common Stock currently owned by it) or to include such shares in any registration statement the Company proposes to file under the Securities Act, with certain exceptions. Messr. Korenblat was elected director of the Company in connection with the Company's investment in PBI.

   In fiscal 1996, PBI entered into an Employment Agreement (the "Employment Agreement") with Robert E. Korenblat. The Employment Agreement had an initial term expiring on December 31, 1998, but is automatically renewable on December 31 of each year until terminated by notice of either party, in which case it will expire on the December 31 which is two full years after the date of such notice. The Employment Agreement was automatically renewed for an additional term expiring December 31, 2000. Pursuant to the Employment Agreement, Mr. Korenblat serves as President and Chief Executive Officer of PBI with an annual base salary of not less than $350,000, which is increased, but not decreased, each year to reflect increases in the Consumer Price Index. The Employment Agreement also provides for certain benefits and an annual bonus based on achievement of certain operating profit and other goals established by PBI's Board of Directors, which bonus may not exceed, in the aggregate, 180% of base salary. For PBI's fiscal year ended December 31, 1999, PBI paid Mr. Korenblat a salary of $387,766 plus bonus compensation of $101,398. The Employment Agreement also contains a non-competition covenant pursuant to which Mr. Korenblat agrees not to compete with PBI or the Company in the United States, Puerto Rico or any other country where PBI may do business for a period of two years after termination of Mr. Korenblat's employment. Mr. Korenblat was paid $50,000 each April 15 and October 15 through October 15, 1999 in consideration of his covenant not to compete.

   In June 1999, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Harvey C. Jewett, IV. The Consulting Agreement has an initial term expiring on May 31, 2002, but is automatically renewable for successive one year terms unless earlier terminated by notice of either party. Pursuant to the Consulting Agreement, Mr. Jewett provides consultation, instruction and advice to the Company in connection with the operations, management, sales, marketing and financial matters of Jewett Drug Co. in exchange for monthly compensation of $10,000 and reimbursement of expenses. The Consulting Agreement may be terminated by either the Company or Mr. Jewett upon 30 days' prior written notice. The Consulting Agreement also contains a non-competition covenant pursuant to which Mr. Jewett agrees not to compete with the Company in the United States during the term of the Consulting Agreement and for a period of two years thereafter.

   In June 1999, a subsidiary of the Company, Jewett Drug Co. ("Jewett Drug"), entered into two First Amendment to Lease agreements (the "Amendments") with Jewett Family Investments, L.L.C., a South Dakota limited liability company ("JFI"), for the lease of properties located in Aberdeen and Sioux Falls, South Dakota. The Amendments require Jewett Drug, as lessee, to pay an aggregate of $200,000 annually to JFI. The lease agreements expire December 31, 2006. Harvey
C. Jewett, IV, a director of the Company, is the managing member of JFI. Mr. Jewett holds less than a 5% equity interest in JFI, the balance of which is owned by Mr. Jewett's immediate family members.

   The Company believes that the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties. All future transactions (including loans) between the Company and its officers, directors, principal stockholders and affiliates are required to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                               PERFORMANCE GRAPH

   The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning March 31, 1995 and ending June 30, 2000, with the cumulative return of the NASDAQ Stock Market--U.S. Index and an industry peer group. The industry peer group of companies selected by the Company is made up of the Company's publicly held competitors in the wholesale drug industry: Amerisource Health Corporation, Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc. and McKesson HBOC, Inc. The comparisons reflected in the table and graph, however, are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.




                                            Cumulative Total Return
                                -----------------------------------------------
                                3/31/95 3/29/96 3/28/97 6/30/98 6/30/99 6/30/00
                                ------- ------- ------- ------- ------- -------
D & K HEALTHCARE RESOURCES,
 INC........................... 100.00  121.82   63.64  312.73  347.27  151.83
NASDAQ STOCK MARKET (U.S.)..... 100.00  135.79  154.45  235.15  338.60  500.19
PEER GROUP..................... 100.00  124.81  160.48  307.70  235.26  224.15

                            APPOINTMENT OF AUDITORS

   Arthur Andersen LLP served as the Company's independent public accountants for fiscal 2000 and has been selected by the Board of Directors to continue in such capacity during fiscal 2001. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders with an opportunity to make a statement if the representatives desire to do so and to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by those parties during the fiscal year ended June 30, 2000.

                           PROPOSALS OF STOCKHOLDERS

   Under applicable regulations of the SEC, all proposals of stockholders to be considered for inclusion in the proxy statement for, and to be considered at, the 2001 Annual Meeting of Stockholders must be received at the offices of the Company, c/o Secretary, 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105 by not later than June 15, 2001. The Company's By-laws also prescribe certain time limitations and procedures regarding prior written notice to the Company by stockholders, which limitations and procedures must be complied with for proposals of stockholders to be included in the Company's proxy statement for, and to be considered at, such annual meeting. Any stockholder who wishes to make such a proposal should request a copy of the applicable provisions of the Company's By-laws from the Secretary of the Company.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                             J. HORD ARMSTRONG, III
                     Chairman of the Board, Chief Executive
                             Officer and Treasurer

PROXY                                                                      PROXY


                       D & K HEALTHCARE RESOURCES, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 9, 2000 This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints J. HORD ARMSTRONG, III and MARTIN D. WILSON, and each of them, with or without the other, proxies with full power of substitution to vote as designated below, all shares of stock of D & K Healthcare Resources, Inc. (the "Company") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri 63105, on Thursday, November 9, 2000, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.


                   PLEASE MARK, SIGN AND DATE THIS PROXY AND
                 RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

                       D & K HEALTHCARE RESOURCES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of three Class II Directors for a term of       For   Withhold   For All
   three years -                                            All      All     Except
   Nominees: 01-Robert E. Korenblat,                        [_]      [_]       [_]
             02-Bryan H. Lawrence,
             03-James M. Usdan

   ----------------------------------------------------
   (Except Nominee(s) written above)

2. To transact any and all other business, including
   adjournment of the meeting, which may properly           For    Against   Abstain
   come before the meeting or any adjournment               [_]      [_]       [_]
   thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the election of all of the nominees for director listed in Item 1, and "FOR" the grant of discretionary authority.


                                             Dated:______________________, 2000

SIGN HERE_______________________________________________________________________
                   (Please sign exactly as name appears hereon)

SIGN HERE_______________________________________________________________________
               (Executive, administrators, trustees, etc, should so indicate when signing)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!

                PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND
                 RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.